EXHIBIT 99.1

Concurrent Reports Fiscal 2012 Second Quarter
Financial Results

ATLANTA — January 31, 2012 — Concurrent (NASDAQ: CCUR), a global leader in video and media data solutions, today announced financial results for its fiscal year 2012 second quarter ended December 31, 2011.

Revenue for the fiscal 2012 second quarter was $16.4 million compared with $17.9 million over the same period in fiscal 2011, and up from $12.9 million in the preceding first 2012 fiscal quarter.

Gross margin for the fiscal 2012 second quarter was 55 percent compared with 53 percent for the same period last year, primarily reflecting the mix of product and services revenue.  Operating expenses were $9.5 million, compared with $10 million in the prior-year period.

The company reported a net loss of $833,000, or $0.10 per share, in the second quarter of fiscal 2012, compared with a net loss of $1.2 million, or $0.14 per share, in the same quarter of the prior fiscal year.

“Our results for the second quarter reflect renewed strength in our video solutions business,” said Dan Mondor, the company’s president and CEO.  “We are seeing a renewed interest in video on demand as this established technology is evolving quickly into a differentiator that service providers are using to serve growing amounts of video content across re-architected networks to various devices.”

For the first half of fiscal 2012, revenue totaled $29.3 million versus $33.4 million in the first half of fiscal 2011.  Consolidated gross margin for the six-month period was 56 percent compared with 54 percent in the first six months of fiscal 2011.  Operating expenses were $19.2 million, compared with $19.4 million in the same period last year.  The company posted a net loss of $3.4 million, equal to $0.40 per share, compared with a net loss of $2.4 million, or $0.29 per share, in the first half of fiscal 2011.

At December 31, 2011, Concurrent had cash and cash equivalents of $26.7 million. The company has no debt.

Recent Company Highlights

•
Signed a new video services contract with and delivered MediaHawk™ VX to Vectra, the second largest cable operator in Poland delivering residential TV, traditional and mobile internet services, and fixed-line telephone services to more than 800,000 subscribers;

•	Delivered to a new North American tier-one telco customer the first application from our next generation media intelligence portfolio for linear advertisement performance analytics; and

•	Awarded a U.S. patent for technology that enables the insertion of advertising in VOD and network DVR environments while consumers fast-forward or rewind programming.

Concurrent Reports Fiscal 2012 Second Quarter Results
January 31, 2012

Conference Call Information

Concurrent will hold a conference call to discuss its fiscal 2012 second quarter financial results today, Tuesday, January 31, at 4:30 p.m. ET, followed by a question and answer session with analysts.  The call will be broadcast live at www.ccur.com, under the “Investors” section.  The call can be accessed live by dialing 1- 800-230-1059 and entering pass code 120131.  A webcast of the live call as well as a replay will also be available at www.ccur.com.

Click here to view Financial Results

About Concurrent
Concurrent (NASDAQ: CCUR) is a global leader in multi-screen video delivery, media data management and real-time computing solutions. Built on a solid foundation of Emmy Award-winning technology, service providers, content providers, and others across the video ecosystem are provided with enterprise-level CDN technology, multi-screen video delivery, content workflow applications, and video on demand. Additionally, Concurrent’s media data solutions provide media stakeholders with a holistic view of their consumers’ video experience, offering opportunities for monetization. Concurrent’s video solutions are built upon a rich heritage of Real-Time technology, which has powered solutions for the aerospace, defense, automotive, transportation, energy and financial industries for more than four decades. Concurrent is headquartered in Atlanta with offices in North America, Europe and Asia.  Visit www.ccur.com for further information. Follow us on Twitter: www.twitter.com/Concurrent_CCUR.

# # #
For more information, contact:

Investor Relations:
Concurrent
Kirk Somers
(678) 258-4000
investor.relations@ccur.com

PondelWilkinson
Rob Whetstone
(310) 279-5963
rwhetstone@pondel.com

Media Relations:
Concurrent
Jenny Stallings
(678) 258-4166
pr@ccur.com

Arketi Group
Ann Revell-Pechar
(404) 929-0091 x 251
arevellpechar@arketi.com

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the company's future performance, including, but not limited to, management's expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

Concurrent Reports Fiscal 2012 Second Quarter Results
January 31, 2012

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; margins of video business to capture new business; fluctuations and timing of large video orders; doing business in the People’s Republic of China; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products; rapid technology changes; system errors or failures; reliance on a limited number of suppliers and failure of components provided by those suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the impact of competition on the pricing of video solutions products; our ability to satisfy the financial covenants in the Revolver; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new video solutions; the success of our relationships with technology and channel partners; capital spending patterns by a limited customer base; the current challenging macro-economic environment; continuing unevenness of the global economic recovery; privacy concerns over data collection; earthquakes, tsunamis, floods and other natural disasters in areas in which our customers and suppliers operate; and the availability of debt or equity financing to support our liquidity needs.

Other important risk factors are discussed in Concurrent's Form 10-K filed August 30, 2011 and Form 10-Q filed November 2, 2011 with the Securities and Exchange Commission (SEC), and may be discussed in subsequent filings with the SEC. The risk factors discussed in the Forms 10-K and 10-Q under the heading "Risk Factors" are specifically incorporated by reference in this press release. Forward-looking statements are based on current expectations and speak only as of the date of such statements. Concurrent undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation and its logo are registered trademarks of Concurrent. All other Concurrent product names are trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010

Revenues:
Product	$10,034	$11,723	$16,818	$21,074
Service	6,376	6,129	12,480	12,324
Total revenues	16,410	17,852	29,298	33,398

Cost of sales:
Product	4,569	5,302	7,339	9,555
Service	2,843	3,066	5,680	5,854
Total cost of sales	7,412	8,368	13,019	15,409

Gross margin	8,998	9,484	16,279	17,989

Operating expenses:
Sales and marketing	4,296	4,256	8,598	8,306
Research and development	3,346	3,499	6,926	6,857
General and administrative	1,817	2,231	3,720	4,285
Total operating expenses	9,459	9,986	19,244	19,448

Operating loss	(461)	(502)	(2,965)	(1,459)
Other expense, net	(180)	(46)	(167)	(18)
Loss before income taxes	(641)	(548)	(3,132)	(1,477)
Income tax provision	192	641	301	923
Net loss	$(833)	$(1,189)	$(3,433)	$(2,400)
Basic net loss per share	$(0.10)	$(0.14)	$(0.40)	$(0.29)
Diluted net loss per share	$(0.10)	$(0.14)	$(0.40)	$(0.29)
Basic weighted average shares outstanding	8,621	8,409	8,554	8,388
Diluted weighted average shares outstanding	8,621	8,409	8,554	8,388

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended
	December 31,	September 30,
	2011	2011

Revenues:
Product	$10,034	$6,784
Service	6,376	6,104
Total revenues	16,410	12,888

Cost of sales:
Product	4,569	2,770
Service	2,843	2,837
Total cost of sales	7,412	5,607

Gross margin	8,998	7,281

Operating expenses:
Sales and marketing	4,296	4,302
Research and development	3,346	3,580
General and administrative	1,817	1,903
Total operating expenses	9,459	9,785

Operating loss	(461)	(2,504)
Other (expense) income, net	(180)	13
Loss before income taxes	(641)	(2,491)
Provision for income taxes	192	109
Net loss	$(833)	$(2,600)
Basic net loss per share	$(0.10)	$(0.31)
Diluted net loss per share	$(0.10)	$(0.31)
Basic weighted average shares outstanding	8,621	8,488
Diluted weighted average shares outstanding	8,621	8,488

Concurrent Computer Corporation
 Condensed Consolidated Balance Sheets
(In Thousands)

	December 31,	September 30,	June 30,
	2011	2011	2011
	(unaudited)	(unaudited)

ASSETS
Cash and cash equivalents	$26,694	$24,067	$27,814
Short-term investments	-	5,600	5,497
Trade accounts receivable, net	11,605	8,454	8,033
Inventories	4,138	4,007	3,847
Prepaid expenses and other current assets	2,499	3,071	1,888
Total current assets	44,936	45,199	47,079

Property, plant and equipment, net	4,373	4,860	4,754
Intangible assets, net	2,116	2,340	2,565
Other long-term assets	1,214	1,440	1,588
Total assets	$52,639	$53,839	$55,986

LIABILITIES
Accounts payable and accrued expenses	$9,624	$7,788	$7,534
Deferred revenue	6,893	8,573	9,266
Total current liabilities	16,517	16,361	16,800

Long-term deferred revenue	3,768	4,207	3,655
Revolving bank line of credit, non-current	-	-	-
Other long-term liabilities	3,621	4,014	4,052
Total liabilities	23,906	24,582	24,507

STOCKHOLDERS' EQUITY
Common stock	87	86	85
Additional paid-in capital	207,570	207,385	207,116
Accumulated deficit	(179,961)	(179,128)	(176,528)
Treasury stock, at cost	(255)	(255)	(255)
Accumulated other comprehensive income	1,292	1,169	1,061
Total stockholders' equity	28,733	29,257	31,479
Total liabilities and stockholders' equity	$52,639	$53,839	$55,986